Exhibit 10.5

AMENDMENT NO. 11 TO AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

This Amendment No. 11 to Amended and Restated Receivables Purchase Agreement (this "Amendment”) is dated as of August 29, 2007, among Avnet Receivables Corporation, a Delaware corporation (“Seller”), Avnet, Inc., a New York corporation (“Avnet”), as initial Servicer (the Servicer together with Seller, the “Seller Parties” and each a "Seller Party”), each Financial Institution signatory hereto (collectively, the "Financial Institutions”), each Company signatory hereto (the “Companies”) and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as agent for the Purchasers (the “Agent”).

RECITALS

Each of the parties hereto entered into that certain Amended and Restated Receivables Purchase Agreement, dated as of February 6, 2002, and amended such Amended and Restated Receivables Purchase Agreement pursuant to Amendment No. 1 thereto, dated as of June 26, 2002, and further amended such Amended and Restated Receivables Purchase Agreement pursuant to Amendment No. 2 thereto, dated as of November 25, 2002, and further amended such Amended and Restated Receivables Purchase Agreement pursuant to Amendment No. 3 thereto, dated as of December 9, 2002, and further amended such Amended and Restated Receivables Purchase Agreement pursuant to Amendment No. 4 thereto, dated as of December 12, 2002, and further amended such Amended and Restated Receivables Purchase Agreement pursuant to Amendment No. 5 thereto, dated as of June 23, 2003, and further amended such Amended and Restated Receivables Purchase Agreement pursuant to Amendment No. 6 thereto, dated as of August 15, 2003, and further amended such Amended and Restated Receivables Purchase Agreement pursuant to Amendment No. 7 thereto, dated as of August 3, 2005, and further amended such Amended and Restated Receivables Purchase Agreement pursuant to Amendment No. 8 thereto, dated as of August 1, 2006, and further amended such Amended and Restated Receivables Purchase Agreement pursuant to Amendment No. 9 thereto, dated as of August 31, 2006, and further amended such Amended and Restated Receivables Purchase Agreement pursuant to Amendment No. 10 thereto, dated as of January 12, 2007 (such Amended and Restated Receivables Purchase Agreement, as so amended, the “Purchase Agreement”).

Each Seller Party has requested that the Agent and the Purchasers amend certain provisions of the Purchase Agreement, all as more fully described herein.

Subject to the terms and conditions hereof, each of the parties hereto now desires to amend the Purchase Agreement as more particularly described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions Used Herein. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth for such terms in, or incorporated by reference into, the Purchase Agreement.

Section 2. Amendments. Subject to the terms and conditions set forth herein, the Purchase Agreement is hereby amended as follows:

(a) Section 9.1(f) of the Purchase Agreement is hereby amended by amending and restating such Section in its entirety to read as follows:

As at the end of any fiscal month, the three-month rolling average of the Delinquency Ratio Trigger shall exceed 8.00%, or the three-month rolling average of the Dilution Ratio Trigger shall exceed 8.25%, or the three-month rolling average of the Loss Ratio Trigger shall exceed 5.25%.

(b) The definition of “Liquidity Termination Date” appearing in Exhibit I to the Purchase Agreement is hereby amended by amending and restating such definition in its entirety to read as follows:

"Liquidity Termination Date” means August 28, 2008.

(c) The definitions of each of “Default Ratio,” “Dilution Horizon Ratio,” “Dilution Percentage,” “Dilution Ratio,” “Dilution Ratio Trigger,” “Loss Horizon Factor” and “Loss Percentage,” each appearing in Exhibit I to the Purchase Agreement, are hereby amended by deleting in its entirety each occurrence of the phrase “calendar month” where such phrase appears in each such definition and replacing each such phrase with the phrase “fiscal month.”

(d) Exhibit IV to the Purchase Agreement is hereby deleted in its entirety and replaced with Annex A hereto.

(e) Schedule D to the Purchase Agreement is hereby deleted in its entirety and replaced with Annex B hereto.

Section 3. Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of the date hereof, upon the satisfaction of the conditions precedent that:

(a) Amendment. The Agent shall have received, on or before the date hereof, executed counterparts of this Amendment, duly executed by each of the parties hereto.

(b) Representations and Warranties. As of the date hereof, both before and after giving effect to this Amendment, all of the representations and warranties contained in the Purchase Agreement and in each other Transaction Document shall be true and correct in all material respects as though made on the date hereof (and by its execution hereof, each of Seller and the Servicer shall be deemed to have represented and warranted such).

(c) No Amortization Event. As of the date hereof, both before and after giving effect to this Amendment, no Amortization Event or Potential Amortization Event shall have occurred and be continuing (and by its execution hereof, each of Seller and the Servicer shall be deemed to have represented and warranted such).

(d) Amendment Fee. On or before the date hereof, each Financial Institution shall have received an Amendment Fee in an amount equal to 0.05% multiplied by such Financial Institution’s Commitment.

Section 4. Miscellaneous.

(a) Effect; Ratification. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to, or an acknowledgment of, any amendment, waiver or modification of any other term or condition of the Purchase Agreement or of any other instrument or agreement referred to therein or (ii) prejudice any right or remedy which any Purchaser or the Agent may now have or may have in the future under or in connection with the Purchase Agreement, as amended hereby, or any other instrument or agreement referred to therein. Each reference in the Purchase Agreement to “this Agreement,” “herein,” “hereof” and words of like import and each reference in the other Transaction Documents to the Purchase Agreement or to the “Receivables Purchase Agreement” or to the “Purchase Agreement” shall mean the Purchase Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Purchase Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Purchase Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

(b) Transaction Documents. This Amendment is a Transaction Document executed pursuant to the Purchase Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

(c) Costs, Fees and Expenses. Without limiting Section 10.3 of the Purchase Agreement, Seller agrees to reimburse the Agent and the Purchasers upon demand for all reasonable and documented out-of-pocket costs, fees and expenses (including the reasonable fees and expenses of counsels to any of the Agent and the Purchasers) incurred in connection with the preparation, execution and delivery of this Amendment.

(d) Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original and all of which when taken together shall constitute one and the same instrument.

(e) Severability. Any provision contained in this Amendment that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of such provision in any other jurisdiction.

(f) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

(g) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AMENDMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

(h) Funding Agreement Consent. By its execution hereof, JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), in its capacity as a party to any applicable Funding Agreement with or for the benefit of Chariot Funding LLC (successor to Preferred Receivables Funding Company LLC) (“Chariot”), hereby (i) consents to Chariot’s execution of this Amendment and the transactions contemplated hereby, (ii) acknowledges that this Amendment has been made available to and has been reviewed by it, (iii) consents to this Amendment and (iv) deems this paragraph to satisfy any applicable requirements regarding this Amendment set forth in any such Funding Agreement.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

AVNET RECEIVABLES CORPORATION, as Seller

By:
Name:
Title:

AVNET, INC., as Servicer

By:
Name:
Title:

CHARIOT FUNDING LLC (successor to Preferred

Receivables Funding Company LLC), as a Company

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A. (successor by merger

to Bank One, NA (Main Office Chicago)), as a Financial Institution and as Agent

By:
Name:
Title:

LIBERTY STREET FUNDING CORP., as a Company

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as a Financial

Institution

By:
Name:
Title:

AMSTERDAM FUNDING CORPORATION, as a Company

By:
Name:
Title:

ABN AMRO BANK N.V., as a Financial Institution

By:
Name:
Title:

By:
Name:
Title:

STARBIRD FUNDING CORPORATION, as a Company

By:
Name:
Title:

BNP PARIBAS, acting through its New York Branch, as a Financial Institution

By:
Name:
Title:

By:

Name:

Title:

Annex A

EXHIBIT IV

NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS

Lock-Box	Related Collection Account

1. Bank of America, N.A. Ms. Cindy Hastings 555 S. Flower Street, 3rd Floor Los Angeles, California 90071 Lock-Boxes

P.O. Box 847722 Dallas, Texas 75202-7722	Deposit Account Number: 3752134661

2. JPMorgan Chase Bank, N.A. Timothy Marek 1 Chase Manhattan Plaza, 7th Fl New York, NY 10005 Lock-Boxes

P.O. Box #100340 Pasadena, California 91189-0340 P.O. Box #70390 Chicago, Illinois 60673-0390	Deposit Account Number: 59-37116

Annex B

SCHEDULE D
PRICING GRID

Rating of Long-Term
Debt of Avnet	Facility Fee	Program Fee
Category 1
BBB or higher by S&P
or Baa2 or higher by
Moody’s	0.125%	0.175%
Category 2

BBB- by S&P or Baa3
by Moody’s	0.125%	0.225%
Category 3

BB+ by S&P or Ba1 by
Moody’s	0.200%	0.300%
Category 4

BB or lower by S&P or
Ba2 or lower by
Moody’s	0.300%	0.400%

For purposes of the foregoing, (i) if no rating for Long-Term Debt shall be available from either Moody’s or S&P, such rating agency shall be deemed to have established a rating for the Long-Term Debt of Avnet which is one rating grade higher than the subordinated debt rating grade of Avnet, (ii) if no rating for Long-Term Debt or subordinated debt of Avnet shall be available from either Moody’s or S&P, each of the Facility Fee and the Program Fee shall be as set forth in Category 4, (iii) if the ratings established or deemed to have been established by Moody’s and S&P shall fall within different Categories, each of the Facility Fee and the Program Fee shall be based upon the higher rating; provided, however, that if such ratings shall differ by more than one notch (meaning differing by more than one numerical Category), each of the Facility Fee and the Program Fee shall be based on the rating that is one level lower than the highest rating and (iv) if any rating established or deemed to have been established by Moody’s or S&P shall be changed (other than as a result of a change in the rating system of either Moody’s or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each such change shall apply to all calculations involving any of the Facility Fee or the Program Fee during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody’s or S&P shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, in each case, prior to the Facility Termination Date, Avnet and the Agent shall negotiate in good faith to amend each of the Facility Fee and the Program Fee hereunder to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, each of the Facility Fee and the Program Fee shall be determined by reference to the rating most recently in effect prior to such change or cessation.